Exhibit 99.5

May 29, 2026

NYB Holdings Limited (the “Company”)

456 Alexandra Road. #04-07
Fragrance Empire Building
Singapore 119962

Ladies and Gentlemen:

Pursuant to Rule 438 under the Securities Act of 1933, as amended, I hereby consent to the references to my name in the Registration Statement on Form F-4 (the “Registration Statement”) of the Company and any amendments thereto, which indicate that I have accepted the nomination to become a director of the Company. I also consent to the filing of this consent as an exhibit to such Registration Statement and any amendments thereto.

/s/ Hannah Hau Yan Lee